Exhibit 10.1
Restricted Stock Unit Agreement
(Non-Employee Directors)
This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of _____ (the “Grant Date”) by and between Daré Bioscience, Inc., a Delaware corporation (the “Company”), and [DIRECTOR NAME] (the “Director”).
WHEREAS, the Company has adopted the Daré Bioscience, Inc. 2022 Stock Incentive Plan (as amended from time to time, the “Plan”) pursuant to which Restricted Stock Units may be granted;
WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to grant the Restricted Stock Units provided for herein; and
WHEREAS, capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
1.Grant of Restricted Stock Units.
1.1Pursuant to Section 7 of the Plan, the Company hereby grants to the Director on the Grant Date an Award consisting of, in the aggregate, [NUMBER] Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan.
1.2The Restricted Stock Units shall be credited to a separate account maintained for the Director on the books and records of the Company. All amounts credited to such account shall continue for all purposes to be part of the general assets of the Company.
2.Vesting.
2.1Except as otherwise provided herein, provided that the Director continues to serve on the Board through the applicable vesting date, the Restricted Stock Units will vest in accordance with the following schedule (the period during which restrictions apply, the “Restricted Period”):

Vesting Date	# or % of Restricted Stock Units That Vest
[_____]	[___]%
Once vested, the Restricted Stock Units become “Vested Units.”
2.2If the Director ceases to be an Eligible Participant for any reason at any time before all of the Director’s Restricted Stock Units have vested, the Director’s unvested Restricted Stock Units shall be automatically forfeited upon such cessation of being an Eligible Participant, and the Company shall have no further obligations to the Director under this Agreement.
3.Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 5, neither the Restricted Stock Units nor the rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Director and all of the Director’s rights to the Restricted Stock Units shall immediately terminate without any payment or consideration by the Company.
4.Rights as Stockholder.
4.1The Director shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.
4.2Upon and following the settlement of the Restricted Stock Units, the Director shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).
5.Settlement of Restricted Stock Units. [____].

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6.No Right to Continued Service on the Board. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a director of the Company or in any other capacity.
7.Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 9 of the Plan.
8.Tax Liability. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Director’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares of Common Stock underlying the Restricted Stock Units; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Director’s liability for Tax-Related Items.
9.Compliance with Law. The issuance and transfer of shares of Common Stock underlying the Restricted Stock Units shall be subject to compliance by the Company and the Director with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
10.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Director under this Agreement shall be in writing and addressed to the Director at the Director’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
11.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.
12.Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
13.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Director and the Director’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.
14.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.
15.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units under this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company.
16.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided that no such amendment shall adversely affect the Director’s material rights under this Agreement without the Director’s consent.
17.Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Director on account of non-compliance with Section 409A of the Code.
18.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

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19.Acceptance. The Director hereby acknowledges receipt of a copy of the Plan and this Agreement. The Director has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Director acknowledges that there may be adverse tax consequences upon the grant, vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Director has been advised to consult a tax advisor prior to such grant, vesting, settlement or disposition.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

DARÉ BIOSCIENCE, INC.
By:

[DIRECTOR NAME]

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